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                                                                     Exhibit 8.1

                 [LETTERHEAD OF ARNOLD & PORTER APPEARS HERE]

                                October 5, 1999


Allfirst Financial Inc.
25 South Charles Street
Baltimore, MD 21201

         Re:      Allfirst Preferred Capital Trust --
                  $100,000,000 of Floating Rate Non-Cumulative
                  Subordinated Capital Trust Enhanced Securities
                  ----------------------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Allfirst Financial, Inc., in connection with the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the offer (the "Exchange Offer") to exchange all outstanding Floating Rate Non-Cumulative Subordinated Capital Trust Enhanced Securities ("SKATES"), for new SKATES registered under the Securities Act of 1933, as amended.

     This opinion letter relates to the principal material federal income tax consequences of the Exchange Offer and the ownership and disposition of the SKATES. All capitalized terms used in this opinion letter and not otherwise defined herein are used as defined in the Registration Statement.

     The opinion set forth herein is subject to the assumptions and conditions set forth in the Registration Statement under the heading "United States Federal Income Taxation" and is premised on the assumption that all of the factual information, descriptions, representations and assumptions set forth or referred to in this letter and in the Registration Statement are accurate and complete. Further, in preparing our opinion, you have directed us to assume that all the factual information, representations and assumptions set forth in letters to us from Allfirst Financial, Inc., Allfirst Preferred Asset Trust and Allfirst Capital Trust dated July 13, 1999 and October 5, 1999 are accurate and complete.

     We have not independently verified any factual matters relating to the SKATES in connection with or apart from our preparation of this opinion and, accordingly, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed
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Allfirst Financial Inc.
October 5, 1999
Page 2

the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. Should any of the facts, circumstances, or assumptions on which we have relied subsequently be determined to be incorrect or inaccurate, our conclusions may vary from those set forth below and such variance could be material.

     Based on representations made by Allfirst Financial, Inc., Allfirst Capital Trust and Allfirst Preferred Asset Trust, and subject to the further assumptions and conditions set forth in the Registration Statement and set forth herein, it is our opinion that the statements in the Registration Statement under the caption "United States Federal Income Taxation," to the extent such statements constitute a summary of applicable United States federal income tax law, are a true and correct discussion of the relevant and material provisions of present United States federal income tax law and correctly set forth our opinions concerning (a) the treatment of the Exchange Offer, (b) the classification of Allfirst Capital Trust as a grantor trust for federal income tax purposes, (c) the classification of Allfirst Preferred Asset Trust as a partnership for federal income tax purposes, and (d) the classification of the junior subordinated debenture issued by Allfirst Financial, Inc. to Allfirst Preferred Asset Trust as debt of Allfirst Financial, Inc. for federal income tax purposes.

     This opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. All of the above are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions which could adversely affect our opinions. Consequently, future changes in the law, or administrative or judicial interpretations thereof, may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

     Other than the specific tax opinions set forth in this letter, no other opinion has been rendered with respect to the tax treatment of the Exchange Offer and the ownership and disposition of the SKATES, including, but not limited to, their tax treatment under other provisions of the Code and the regulations, the tax treatment of any conditions existing at the time of, or effects resulting from the Exchange Offer and the ownership and disposition of the SKATES that are not specifically covered by the above opinions, or the tax treatment under state, local, foreign or any other tax laws.


                                                     Very truly yours,



                                                     ARNOLD & PORTER